UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 15, 2004


                            First United Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


             Maryland                        0-14237            52-1380770
             --------                        -------            ----------
    (State or other jurisdiction of (Commission file number)   (IRS Employer
    incorporation or organization)                           Identification No.)


                 19 South Second Street, Oakland, Maryland 21550
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers

      (d)  Election of Directors.

           Effective September 15, 2004, the Board of Directors of First United Corporation (the "Corporation") increased the number of directors from 13 to 16 and elected Faye E. Cannon, John W. McCullough, and Gary R. Ruddell to fill the vacancies created thereby. Ms. Cannon and Mr. McCullough will serve as Class I Directors and Mr. Ruddell will serve as a Class II Director, and each will serve until the 2005 Annual Meeting of Stockholders or until their successors or duly elected and qualify.

           Ms. Cannon has been appointed to serve on the Board's Compensation Committee and Strategic Planning Committee. Mr. McCullough has been appointed to serve on the Board's Audit Committee, Asset and Liability Management Committee, and Nominating and Governance Committee. Mr. Ruddell has been appointed to serve on the Board's Strategic Planning Committee. Except for the appointment of Mr. McCullough to the Audit Committee on September 15, 2004, these appointments were made on October 20, 2004.

           None of these new directors was elected pursuant to any arrangement or understanding with any other person. These directors do not have any relationships with the Corporation or its affiliates for which disclosure is required under Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

                                   SIGNATURES

           Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FIRST UNITED CORPORATION

Dated:  October 22, 2004        By: /s/ Robert W. Kurtz
                                    --------------------------------------------
                                    Robert W. Kurtz
                                    President and CFO